UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2015 (May 18, 2015)

HollyFrontier Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-03876	75-1056913
(State of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of principal executive offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On May 18, 2015, HollyFrontier Corporation, a Delaware corporation (as successor-in-interest to Frontier Oil Corporation) (the “Company”), announced that it will redeem all of its outstanding 6 7/8% Senior Notes due 2018 (the “Notes”). The aggregate principal amount outstanding of the Notes is $150,000,000. The redemption price for the Notes will be equal to 103.4375% of the principal amount thereof, plus accrued and unpaid interest, for a total payment to holders of the Notes of approximately $156,073,000 in the aggregate. The redemption of the Notes is scheduled to occur on June 17, 2015. A copy of the Company’s press release announcing the redemption is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 in its entirety.

The information contained in, or incorporated into, this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1*	Press Release of the Company dated May 18, 2015.

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYFRONTIER CORPORATION

By:	/s/ Douglas S. Aron
Name:	Douglas S. Aron
Title:	Executive Vice President and Chief Financial Officer

Dated:  May 18, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release of the Company dated May 18, 2015.

*	Furnished herewith.